Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 16, 2022, with respect to the consolidated financial statements of Lobo EV Technologies Ltd., for the years ended December 31, 2021, and 2020 in this Amendment #3 of Form F-1 of Lobo EV Technologies Ltd. and the related Prospectus of Lobo EV Technologies Ltd. filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

January 31, 2023